                                              Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS SECOND QUARTER 2024 NET INCOME OF $1.5 BILLION
OR $6.06 PER DILUTED SHARE

BOARD OF DIRECTORS DECLARES SEMI-ANNUAL DIVIDEND FOR PREFERRED STOCK AND QUARTERLY DIVIDEND FOR COMMON STOCK

Second Quarter 2024 Results
	2024(1) (2)	2023	YOY Change
Total loans, end of period (in billions)	$127.6	$117.9	8%
Total revenue net of interest expense (in millions)	$4,538	$3,878	17%
Total net charge-off rate	4.83%	3.22%	161 bps
Net income (in millions)	$1,530	$901	70%
Diluted EPS	$6.06	$3.54	71%
Note(s)
1. Private student loans were classified as held-for-sale effective June 30, 2024. The charge-offs related to private student loans are through
June 30, 2024, the date the loans were transferred to held-for-sale classification
2. Includes an adjustment to reverse the allowance for credit losses upon classifying the private student loan portfolio as held-for-sale

Riverwoods, IL, July 17, 2024 - Discover Financial Services (NYSE: DFS) today reported net income of $1.5 billion or $6.06 per diluted share for the second quarter of 2024, as compared to a net income of $901 million or $3.54 per diluted share for the second quarter of 2023.

“Discover's fundamental operating performance remains very good, as shown by our loan growth, margin expansion and higher non-interest revenue in the quarter," said Michael Shepherd, Discover’s Interim CEO and President. "Additionally, we advanced several critical initiatives including entering into an agreement to sell our student loan assets, favorably resolving litigation in our Payment Services segment, and entering into a class action settlement agreement for the card misclassification matter.”

Segment Results

Digital Banking
Digital Banking pretax income of $1.8 billion for the quarter was $694 million higher than the prior year period reflecting a lower provision for credit losses and increased revenue net of interest expense partially offset by increased operating expenses.

Total loans ended the quarter at $127.6 billion, up 8% year-over-year, and up 1% sequentially. Credit card loans ended the quarter at $100.1 billion, up 7% year-over-year. Personal loans increased $1.2 billion, or 13%. Private student loans were down 1%, and were classified as held-for-sale as of June 30, 2024.

Net interest income for the quarter increased $347 million, or 11% year-over-year, driven by higher average receivables and net interest margin expansion. Net interest margin was 11.17%, up 11 basis points versus the prior year. Card yield was 15.99%, up 85 basis points from the prior year primarily driven by a lower promotional balance mix and lower payment rates, partially offset by higher interest charge-offs. Interest expense as a percent of total loans increased 71 basis points from the prior year period, primarily driven by higher funding costs.

Non-interest income increased $105 million, or 18% from the prior year period, reflecting higher net discount / interchange revenue from lower rewards costs, higher loan fee income, and higher transaction processing revenue. Other income increased due to a facility sale.

The total net charge-off rate was 4.83%, up 161 basis points from the prior year period and down 9 basis points from the prior quarter reflecting continued seasoning of recent vintages. The credit card net charge-off rate was 5.55%, up 187 basis points from the prior year period and down 11 basis points from the prior quarter. The 30+ day delinquency rate for credit card loans was 3.69%, up 83 basis points year-over-year and down 14 basis points from the prior quarter. The Personal loan net charge-off rate of 3.98% was up 170 basis points from the prior year and down 4 basis points from the prior quarter. Private Student loans net charge-off rate was 1.85%, up 60 basis points from the prior year and up 27 basis points from the prior quarter.

Provision for credit losses of $739 million decreased $566 million from the prior year quarter driven by an $869 million private student loan reserve release and a $281million lower reserve build, partially offset by a $598 million increase in net charge-offs.

Total operating expenses were up $324 million year-over-year, or 24%. Other expense was up reflecting a charge for expected regulatory penalties related to the card misclassification matter. Professional fees were higher primarily due to higher recovery fees and continued investment in compliance and risk management initiatives, and employee compensation increased driven by higher business technology resources.

Payment Services
Payment Services pretax income of $277 million was up $207 million year-over-year primarily driven by a favorable settlement of existing litigation where Discover was the plaintiff and higher PULSE transaction processing revenue.

Payment Services volume was $99.3 billion, up 11% from the prior year period. Discover Network volume was down 3% reflecting a slowdown in Discover card sales volume. PULSE dollar volume was up 18% driven by increased debit transaction volume. Diners Club volume was down 5% year-over-year as a result of lower volumes in India and Network Partners volume decreased 22% from the prior year due to lower AribaPay volume.

Dividend Declaration
The Board of Directors of Discover Financial Services declared a semi-annual cash dividend on its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, in the amount of $2,750 per share. The dividend equals $27.50 per depositary share, each representing 1/100th interest in a share of the Series C Preferred Stock. The dividend will be payable on October 30, 2024, to the holders of record at the close of business on October 15, 2024.

The Board of Directors of Discover Financial Services declared a semi-annual cash dividend on its Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D, in the amount of $3,062.50 per share. The dividend equals $30.625 per depositary share, each representing 1/100th interest in a share of the Series D Preferred Stock. The dividend will be payable on September 23, 2024, to the holders of record at the close of business on September 6, 2024.

The Board of Directors declared a quarterly cash dividend of $0.70 per share of common stock payable on September 5, 2024, to holders of record at the close of business on August 22, 2024.

Conference Call and Webcast Information
The company will host a conference call to discuss its second quarter results on Thursday, July 18, 2024, at 7:00 a.m. Central Time. Interested parties can listen to the conference call via a live audio webcast at https://investorrelations.discover.com.

About Discover
Discover Financial Services (NYSE: DFS) is a digital banking and payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company issues the Discover® card, America's cash rewards pioneer, and offers personal loans, home loans, checking and savings accounts and certificates of deposit through its banking business. It operates the Discover Global Network® comprised of Discover Network, with millions of merchants and cash access locations; PULSE®, one of the nation's leading ATM/debit networks; and Diners Club International®, a global payments network with acceptance around the world. For more information, visit www.discover.com/company.

Contacts
Investors:                Media:
Eric Wasserstrom, 224-405-4555        Matthew Towson, 224-405-5649
investorrelations@discover.com        matthewtowson@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the financial supplement filed as Exhibit 99.2 to the company's Current Report on Form 8-K filed today with the Securities and Exchange Commission (“SEC”). Both the earnings release and the financial supplement are available online at the SEC's website (http://www.sec.gov) and the company's website (https://investorrelations.discover.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which speak to our expected business and financial performance, among other matters, contain words such as "believe," "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," "forecast," and similar expressions. Such statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt and investor sentiment; the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to accounting guidance, tax reform, financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity; risks related to the proposed merger with Capital One Financial Corporation (“Capital One”) including, among others, (i) failure to complete the merger with Capital One or unexpected delays related to the merger or the inability of the parties to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (iii) diversion of management’s attention from ongoing business operations and opportunities, (iv) cost and revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (v) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vi) deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, (vii) expenses related to the proposed merger being greater than expected, and (viii) shareholder litigation that could prevent or delay the closing of the proposed merger or otherwise negatively impact our business and operations; the actions and initiatives of current and potential competitors; our ability to manage our expenses; our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants and merchants; our ability to sustain our card and personal loan growth; our ability to timely complete the recently announced sale of the our private student loan portfolio, including due to the failure of a closing condition in the agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; our ability to increase or sustain Discover card usage or attract new customers; difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies; our ability to manage our credit risk, market risk, liquidity risk, operational risk, compliance and legal risk and strategic risk; the availability and cost of funding and capital; access to deposit, securitization, equity, debt and credit markets; the impact of rating agency actions; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; losses in our investment portfolio; limits on our ability to pay dividends and repurchase our common stock; limits on our ability to receive payments from our subsidiaries; fraudulent activities or material security breaches of our or others' key systems; our ability to remain organizationally effective; our ability to maintain relationships with merchants; the effect of political, economic and market conditions, geopolitical events, climate change, pandemics and unforeseen or catastrophic events; our ability to introduce new products and services; our ability to manage our relationships with third-party vendors, as well as those with which we have no direct relationship such as our employees' internet service providers; our ability to maintain current technology and integrate new and acquired systems and technology; our ability to collect amounts for disputed transactions from merchants and merchant acquirers; our ability to attract and retain employees; our ability to protect our reputation and our intellectual property; our ability to comply with regulatory requirements; and new lawsuits, investigations or similar matters or unanticipated developments related to current matters. We routinely evaluate and may pursue acquisitions of, investments in or divestitures from businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

Additional factors that could cause the company's results to differ materially from those described in the forward-looking statements can be found under “Risk Factors,” “Business - Competition,” “Business - Supervision and Regulation” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC and available at the SEC's internet site (http://

www.sec.gov) and subsequent reports on Forms 8-K and 10-Q, including the company's Current Report on Form 8-K filed today with the SEC.

Important Information About the Transaction and Where to Find It

Capital One has filed a registration statement on Form S-4 with the SEC to register the shares of Capital One's common stock that will be issued to Discover Financial Services ("Discover") stockholders in connection with the proposed transaction. The registration statement includes a preliminary joint proxy statement of Capital One and Discover that also constitutes a preliminary prospectus of Capital One. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of Discover and Capital One in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Discover or Capital One through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Discover or Capital One at:

Discover Financial Services	Capital One Financial Corporation
2500 Lake Cook Road	1680 Capital One Drive
Riverwoods, IL 60015	McLean, VA 22102
Attention: Investor Relations	Attention: Investor Relations
investorrelations@discover.com (224) 405-4555	investorrelations@capitalone.com (703) 720-1000

Before making any voting or investment decision, investors and security holders of Discover and Capital One are urged to read carefully the entire registration statement and joint proxy statement/prospectus, including any amendments thereto, because they contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation

Discover, Capital One and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Discover and Capital One in connection with the transaction. Information regarding the directors and executive officers of Discover and Capital One and other persons who may be deemed participants in the solicitation of the stockholders of Discover or of Capital One in connection with the transaction will be included in the joint proxy statement/prospectus related to the proposed transaction, which will be filed by Capital One with the SEC. Information about the directors and executive officers of Discover and their ownership of Discover common stock can also be found in Discover’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 15, 2024, as supplemented by Discover’s proxy statement supplement, as filed with the SEC on April 2, 2024, and other documents subsequently filed by Discover with the SEC. Information about the directors and executive officers of Capital One and their ownership of Capital One common stock can also be found in Capital One’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 20, 2024, and other documents subsequently filed by Capital One with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available.